UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2009

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 13, 2009, HNI Corporation (the "Corporation") announced it will make structural changes to its hearth products manufacturing and logistic operations.  The Corporation will consolidate significant production from its Mount Pleasant, Iowa plant to other existing hearth products manufacturing facilities.  Additionally, the Corporation will close hearth products distribution centers in Alsip, Illinois and Lake City, Minnesota and transfer operations to Mount Pleasant.  The Corporation will begin making these changes immediately and expects to complete them during the first quarter of 2010.  The Corporation made this decision to reduce structural costs.

The Corporation anticipates costs related to the structural changes will impact pre-tax earnings an estimated $5.1 million.  The following table lists the estimated composition of these charges:

 (Dollars in millions)
Time Period	Restructuring Costs	Accelerated Depreciation	Other Costs	Total
2009 Q3	1.9	0.4	0.1	2.4
2009 Q4	0.6	0.5	0.6	1.7
2009 Total				4.1
2010	0.4	0.1	0.5	1.0
Grand Total				5.1

The Corporation estimates the structural changes will annually save $4.7 million beginning in 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	August 13, 2009	By	/s/ Steven M. Bradford
Steven M. Bradford Vice President, General Counsel and Secretary